UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2022

Safehold Inc.

(Exact name of Registrant as specified in its charter)

Maryland	001-38122	30-0971238
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, 39th Floor New York, New York	10036
(Address of principal executive offices)	(Zip Code)

(212) 930-9400

(Registrant’s telephone number, including area code)

N/A

(Former name or address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	SAFE	NYSE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On March 2, 2022, Safehold Inc. (the “Company”), Safehold Operating Partnership LP and SFTY Manager LLC entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, BofA Securities, Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to sell, and the Underwriters agreed to purchase, subject to the terms and conditions set forth therein, 2,000,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) at a public offering price of $59.00 per share, pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-253262), as supplemented by the prospectus supplement dated March 2, 2022 (the “Public Offering”). In addition, the Company granted to the Underwriters a 30-day option to purchase up to an additional 300,000 shares of Common Stock.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions. The description of the Underwriting Agreement set forth above is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Private Placement Offering

Concurrently with the completion of the Public Offering, pursuant to a private placement purchase agreement dated March 7, 2022 by and between the Company and iStar Inc. (“iStar”), the Company agreed to sell in a private placement offering to iStar, 3,240,000 shares of Common Stock, at a purchase price of $59.00 per share, equal to the Public Offering price per share. Pursuant to an amended and restated registration rights agreement by and between the Company and iStar, dated January 2, 2019 (the “Registration Rights Agreement”), iStar is permitted to resell such shares of Common Stock to the public pursuant to an effective registration statement filed by the Company. The Registration Rights Agreement also provides iStar with certain demand registration rights.

Item 8.01 Other Events.

Common Stock Offering

On March 7, 2022, the Company completed the Public Offering and the concurrent private placement for aggregate net proceeds of approximately $304.1 million. The Company intends to use the net proceeds from the Public Offering and concurrent private placement to make additional investments in ground leases, to repay outstanding borrowings on the Company’s revolving credit facility and for general corporate purposes.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are furnished with this report:

1.1	Underwriting Agreement, dated as of March 2, 2022, by and among the Company, Safehold Operating Partnership LP, SFTY Manager LLC and Morgan Stanley & Co. LLC, BofA Securities, Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.
5.1	Opinion of Venable LLP.
23.1	Consent of Venable LLP (contained in Exhibit 5.1 hereto).
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 7, 2022	Safehold Inc.

	By:	/s/ Brett Asnas
Name: Brett Asnas
Title: Chief Financial Officer